Exhibit 23

INDEPENDENT AUDITORS’ CONSENT

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Registration Statement Nos. 33-3888, 333-23707, 333-80567, 333-58032 and 333-106843 of Mitek Systems, Inc. on Form S-8 of our report dated December 19, 2006, appearing in this Annual Report on Form 10-KSB of Mitek Systems, Inc. for the years ended September 30, 2006 and 2005.

/s/ Stonefield Josephson, Inc.
Stonefield Josephson, Inc. Los Angeles, California December 28, 2006